Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Municipal Investment Trust Fund--Monthly Payment Series--553, Defined Asset
Funds

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 33-56713 of our opinion dated February 8, 1996 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
March 20, 1996